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                                    EXHIBIT C




     The Agreement Between Advanced Financial, Inc., Charles A. Holtgraves,
        Davis Investments VI LP, and Allen Drilling Acquisition Company.




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                                    AGREEMENT

THIS AGREEMENT is made as of April 30, 2003, between Advanced Financial, Inc., a Delaware Corporation with its principal office located at 5425 Martindale, Shawnee, KS 66218 ("AFI"), Charles A. Holtgraves, an individual residing at 2320 West 84th St., Leawood, KS 66206 ("Holtgraves"), Davis Investments VI, LP, a Missouri Limited Partnership with offices at 514 West 26th Street, Suite 3-East, Kansas City, MO 64108 ("Davis"), and Allen Drilling Acquisition Corporation Company, a corporation organized under the laws of the State of Nebraska, with its principal office located at 5425 Martindale, Shawnee, KS 66218, here referred to as "Corporation".

                                    RECITALS

         A.       AFI is the sole voting shareholder of Corporation.

         B. Corporation has an opportunity to make an investment with Gateway Energy Corporation for a natural gas transportation facility in accordance with that certain agreement between Gateway Energy Corporation and certain of its subsidiaries (collectively "Gateway") and the Corporation dated March 6, 2003, (the "Madisonville Project Agreement") but does not have the financial ability to make the required investment.

         C. Holtgraves and Davis have the ability to provide the Corporation with the required funding to pursue the Madisonville Project.

         In consideration of the premises and the mutual agreements contained in this agreement, made by each of the parties to the other, the parties agree as follows:

1.       Preferred Stock Purchases by Holtgraves and Davis

         Holtgraves and Davis shall provide the aggregate amount of $900,000 for Corporation's use in the form of Letters of Credit. The Letters of Credit shall be provided in exchange for shares of Series A Preferred Stoch of the Corporation whose terms are set forth in that certain Certificate of Designation of Preferences and Rights of Senior Series A Preferred Stock of Corporation dated April 4, 2003 ("Certificate of Designation"), a copy of which is attached as EXHIBIT A.

2.       Directors of Corporation

         AFI agrees that it will vote its shares, to the extent legally possible, to accomplish the following:

         (a) The board of directors of Corporation shall consist of 3 persons, which number shall not be increased without the consent of Holtgraves and Davis. So long as Holtgraves and Davis remain as Series A Preferred Shareholders, AFI shall elect each of Holtgraves and



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         Christopher D. Davis, Trustee of the General Partner of Davis, as
directors of the Corporation. AFI may elect AFI's nominee as the third director.

         (b) The board of directors shall perform such functions for and on behalf of the Corporation, as are not otherwise delegated to some other individual(s) or entity(ies) under either the provisions of this agreement, the Certificate of Designation, or by the operation of law. The board of directors shall take all actions by unanimous consent. If the board of directors should ever reach an impasse and be unable to take any action because of the lack of a necessary consensus of the members thereof, then an interim director ("Interim Director") shall be designated by AFI, solely for the purpose of resolving the particular impasse. If the Interim Director is ever appointed under the provisions of this Section, then the Interim Director shall be indemnified and held harmless by the Corporation against any claim, loss, damage, liability or cost asserted against or incurred by the Interim Director that is related to any action taken by such individual in the capacity of Interim Director to the Corporation, unless such claim, loss, damage, liability or cost is determined by a competent court of law having proper jurisdiction, to be the direct result of either a fraud committed by, or the gross negligence of, the Interim Director. The by-laws of the Corporation shall be amended to incorporate the provisions of this paragraph 2(b) to the extent deemed advisable.

         (c) Except as otherwise required by this agreement, or by operation of law, or the bylaws of the Corporation, no meeting of either the shareholders, or the board of directors, needs to be held at any time.

3.       Exercise of Preferred Stock Redemption Rights

         The Corporation's right to call for redemption all the outstanding Series A Preferred Stock, as a whole, as set forth in the Certificate of Designation may only be exercised upon the passage of a resolution by the board of directors by unanimous consent of all of the directors authorizing the exercise of such right.

4.       Conflicting Obligations

         Each of AFI, Holtgraves, and Davis warrants that they are not limited or restricted in any way from entering into this agreement and each agrees to hold each other and the Corporation harmless in the event of any suit in which the moving party or parties allege that the relationships or activities of AFI, Holtgraves and Davis with the Corporation violate any agreement or duty at common law not to engage in Corporation's business.

         IN WITNESS WHEREOF, the parties, intending to be bound have executed this agreement as of the date hereof.

                        ADVANCED FINANCIAL, INC.


                        By: /s/ Charles A. Holtgraves
                            ---------------------------------------------------
                                Charles A. Holtgraves, Chairman & President


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                             /s/ Charles A. Holtgraves
                        -------------------------------------------------------
                               Charles A. Holtgraves

                        DAVIS INVESTMENTS VI, LP
                        By: DAVIS IRREVOCABLE MANAGEMENT
                               TRUST, General Partner

                        By:  /s/ Christopher D. Davis
                            ---------------------------------------------------
                               Christopher D. Davis, Trustee

                        ALLEN DRILLING ACQUISITION COMPANY


                        By:  /s/ Charles A. Holtgraves
                            ---------------------------------------------------
                               Charles A. Holtgraves,  President



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                                    EXHIBIT A


        See Attached Certificate of Designation of Preferences and Rights of Senior Series A Preferred Stock of Corporation dated April 4, 2003























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